UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

(Date of earliest event reported): August 17, 2012

IMPERIAL PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

101 NW First Street, Suite 213
Evansville, IN 47708
(Address of principal executive office and zip code)

(812) 867-1433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On August 17, 2012, Imperial Petroleum, Inc., (“Company”) received a letter of resignation from Weaver Martin & Samyn LLC, the Registrant’s certifying accountants. The auditor’s opinion for the each of the fiscal years ending July 31, 2010 and July 31, 2011 contained a going concern opinion due to losses the Company had incurred in prior periods. There had been no disagreements between management of the Registrant and its auditors during the periods referenced. In providing its resignation, the auditors have advised that as a result of information brought to the auditor’s attention related to the recent investigations into alleged fraudulent activities of e-Biofuels, a wholly-owned subsidiary of the Registrant that filed for Chapter 7 bankruptcy protection on April 4, 2012, that the auditors could no longer rely on Management’s representations for the periods ending July 31, 2010 and July 31, 2011 through the period of the current fiscal year and that the auditors no longer maintain their opinions in connection with the financial statements for those periods. (Registrant filed Form 8-K in connection with certain investigations and subpoenas related thereto by the Division of Enforcement of the Securities and Exchange Commission (“SEC”) and in connection with a Grand Jury investigation into the activities of the Company and e-Biofuels, LLC dated May 25, 2012.)

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the resignation of the Registrant’s certifying accountants, the auditors have advised that the auditors could no longer rely on Management’s representations for the periods ending July 31, 2010 and July 31, 2011and through the period of the current fiscal year and that the auditors no longer maintain their opinions in connection with the financial statements for those periods. The President of the Company discussed with the auditors the circumstances surrounding their resignation and ongoing investigations related to the Company and e-Biofuels, LLC in particular and the issues created by the allegations of possible fraudulent activity related to the biofuels business of e-Biofuels.

ITEM 9.01	EXHIBITS

99.1	Resignation of Weaver Martin & Samyn LLC.

99.2	Letter of Review of Form 8-K by Weaver Martin & Samyn LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: August 20, 2012